Cronos Group Announces Streamlined Operating Structure to Improve Cash Flow

Plans to Exit Existing U.S. hemp-derived CBD Operations

Intends to Launch Lord Jones® Brand in the Canadian Adult-use Market in Q4 2023

TORONTO, May 31, 2023 (GLOBE NEWSWIRE) -- Cronos Group Inc. (NASDAQ: CRON) (TSX: CRON) (“Cronos” or the “Company”), an innovative global cannabinoid company, today announced its decision to streamline its operating structure by winding down and exiting its existing U.S. hemp-derived CBD-focused operations by the end of the second quarter of 2023. Cronos has made this decision to improve its cash flow in the near term and position itself to directly enter the U.S. THC market when the necessary changes in U.S. regulatory conditions occur.

Consequently, beginning with the second quarter of 2023, the Company intends to report its financial results under one consolidated segment and will no longer report the U.S. and Rest of World as separate segments. Cronos is also increasing its previously announced 2023 operating expense savings target from a range of $10 to $20 million to a new range of $20 to $25 million, partially due to its decision to wind down and exit its existing U.S. operations.

In connection with the exit of its existing U.S. operations, Cronos expects to incur expenses in the second quarter of 2023, of up to $1.8 million comprised of inventory write-offs, severance and other employee costs, and asset impairment charges.

“We believe that one day, the U.S. will be one of the most important cannabis markets in the world,” said Mike Gorenstein, Chairman, President and CEO, Cronos. “But we also believe our resources are best spent on staying laser-focused on becoming cash flow positive by driving cost savings and process efficiencies for our borderless adult-use products. We have the best balance sheet in the cannabis industry, with $836 million in cash and short-term investments and zero debt as of March 31, 2023. Achieving our goal to generate positive cash flow in 2024 will advance our industry-leading cash balance and put us in the best position to win in the U.S. once regulatory conditions change.”

The Company is committed to maximizing the value of its global branded product portfolio. It anticipates bringing the Lord Jones® brand back to its adult-use roots by launching it in the Canadian market in the fourth quarter of 2023. Cronos will continue to invest in R&D and product development in Canada to keep building our portfolio of borderless products across categories to equip us for when the U.S. THC market opens.

“We're looking forward to continuing the legacy and reputation of the Lord Jones® brand by bringing it across the border to Canada,” said Jeff Jacobson, Chief Growth Officer, Cronos. “The Lord Jones® brand will offer high-quality, differentiated adult-use products, elevating the consumer experience through its original and unique brand proposition.”

Cronos’ adult-use brand, Spinach®, is currently the number-3 ranked cannabis brand in Canada and is currently the only cannabis brand in Canada that is top-10 in all categories it participates in, which includes the number-1 ranking in the gummies category, during the first quarter of

2023 according to HiFyre data. Cronos looks forward to utilizing its brand-building strength across both the Spinach® and Lord Jones® brands in Canada.

About Cronos
Cronos is an innovative global cannabinoid company committed to building disruptive intellectual property by advancing cannabis research, technology and product development. With a passion to responsibly elevate the consumer experience, Cronos is building an iconic brand portfolio. Cronos’ diverse international brand portfolio includes Spinach®, PEACE NATURALS® and Lord Jones®. For more information about Cronos and its brands, please visit: thecronosgroup.com.

Forward-looking Statements

This press release may contain information that may constitute “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian and U.S. securities laws and court decisions (collectively, “Forward-looking Statements”). All information contained herein that is not clearly historical in nature may constitute Forward-looking Statements. In some cases, Forward-looking Statements can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “plan”, “anticipate”, “intend”, “potential”, “estimate”, “believe” or the negative of these terms, or other similar expressions intended to identify Forward-looking Statements. Some of the Forward-looking Statements contained in this press release include statements regarding Cronos’ operations and business prospects in certain countries and regions, Cronos’ ability to improve cash flow, the expected charges and costs of exiting the U.S. business, Cronos’ ability to continue to build a portfolio of products across Canada, expectations around the launch of the Lord Jones® brand in Canada, expected cost savings and potential changes in regulatory conditions in the U.S., and Cronos’ ability to directly enter the U.S. THC market when such changes occur. Forward-looking Statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive risks, financial results, results, performance or achievements expressed or implied by those Forward-looking Statements and the Forward-looking Statements are not guarantees of future performance. A discussion of some of the material risks applicable to the Company can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and quarterly report on Form 10-Q for the quarter ended March 31, 2023, which have been filed on SEDAR and EDGAR and can be accessed at www.sedar.com and www.sec.gov/edgar, respectively. Any Forward-looking Statement included in this press release is made as of the date of this press release and, except as required by law, Cronos disclaims any obligation to update or revise any Forward-looking Statement. Readers are cautioned not to put undue reliance on any Forward-looking Statement.

Cronos Group Contact
Shayne Laidlaw
Investor Relations
Tel: (416) 504-0004
investor.relations@thecronosgroup.com